For Immediate Release	Contact: Bob LaRose Landstar System, Inc. www.landstar.com
October 13, 2005	904-398-9400
LANDSTAR SYSTEM REPORTS 28 PERCENT INCREASE IN REVENUE,
RECORD NET INCOME AND DILUTED EARNINGS PER SHARE
AND DECLARES QUARTERLY DIVIDEND
Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported a 28 percent increase in revenue to a record $676 million in the 2005 third quarter, up from $527 million in the 2004 third quarter. Net income for the 2005 third quarter was a record $35.6 million, or $.60 per diluted share, compared to net income of $21.6 million, or $.35 per diluted share, for the 2004 third quarter. Operating margin in the 2005 third quarter was 8.7 percent compared with 6.8 percent in the 2004 third quarter.
Included in the 2005 third quarter revenue was $129.8 million of revenue related to disaster relief efforts for the various hurricanes that impacted the United States during the quarter. These emergency transportation services were provided primarily under a contract between Landstar Express America, Inc. and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). The revenue recognized under this contract during the 2005 third quarter generated $22.7 million of operating income which, net of related income taxes, increased net income by $14.0 million, or $.23 per diluted share. Included in the 2004 third quarter revenue was $27.9 million of revenue related to disaster relief efforts provided primarily under the contract with the FAA. The revenue recognized under the contract during the 2004 third quarter generated $5.1 million of operating income which, net of related income taxes, increased net income by $3.1 million, or $.05 per diluted share. Revenue attributable to

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emergency transportation services provided primarily under the FAA contract increased operating margin in the 2005 and 2004 third quarters approximately 2.1 percent and 0.6 percent, respectively.
Landstar’s carrier group of companies generated $414 million of revenue in the 2005 third quarter, compared with revenue of $369 million in the 2004 third quarter. In the 2005 and 2004 third quarters, the carrier group invoiced customers $32.2 million and $15.3 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s newly named global logistics group of companies, comprised of Landstar Express America and Landstar Logistics, generated $254 million of revenue, which included the $129.8 million related to disaster relief services, in the 2005 third quarter compared with $151 million of revenue, which included $27.9 million related to disaster relief services, in the 2004 third quarter.
Net income for the thirty-nine-week period ended September 24, 2005 was $77.0 million, or $1.27 per diluted share, compared to net income of $47.3 million, or $.77 per diluted share for the 2004 thirty-nine-week period ended September 25, 2004. Included in net income for the 2005 thirty-nine-week period was $24.2 million of operating income related to $137.9 million of revenue from emergency transportation services provided under the FAA contract. This $24.2 million of operating income, net of related income taxes, increased net income $14.9 million, or $.25 per diluted share. Included in net income for the 2004 thirty-nine-week period was $5.1 million of operating income related to the $27.9 million of revenue from emergency transportation services provided primarily under the FAA contract. This $5.1 million of operating income, net of related income taxes, increased net income $3.1 million, or $.05 per diluted share. Also included in the 2004 thirty-nine-week period was $7.6 million of costs to settle one severe accident. This charge, net of related income tax benefits, reduced net income by $4.9 million, or $.08 per diluted share. Revenue was $1,717 million in the 2005 thirty-nine-week period, compared to revenue of $1,430 million in the corresponding 2004 period. Landstar’s carrier group of companies generated $1,198 million of revenue in the thirty-nine-week period ended September 24, 2005, compared with $1,054 million in the thirty-nine-week period ended September 25, 2004. In the 2005

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and 2004 thirty-nine-week periods, the carrier group invoiced customers $81.5 million and $37.4 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $497 million of revenue, which included the $137.9 million related to disaster relief services, in the 2005 thirty-nine-week period compared with $354 million of revenue, which included $27.9 million related to disaster relief services, in the comparable 2004 period.
Landstar System, Inc. also announced that its Board of Directors has declared its second quarterly dividend of $0.025 per share. The dividend is payable on November 30, 2005, to stockholders of record at the close of business on November 10, 2005, and would pay out approximately $5,841,000 per year if continued quarterly. It is the intention of the Board of Directors to pay a comparable quarterly dividend going forward.
“I am very pleased with Landstar’s 2005 third quarter performance,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased by 28 percent, compared to the 2004 third quarter, to the highest quarterly revenue in Landstar history. Revenue at the carrier segment increased 12 percent and revenue at the global logistics segment increased 69 percent. Landstar was not only able to source the necessary capacity required for the disaster relief efforts but was also able to source sufficient capacity to support a 9.5 percent increase in revenue, excluding the revenue from hurricane relief efforts in both periods. Landstar provided $129.8 million of transportation services in support of disaster relief efforts during the 2005 third quarter, including $24.5 million related to buses and $15.7 million for air transportation services. In addition, earnings per diluted share increased 71 percent over the 2004 third quarter.”
“During the quarter, we increased the total number of approved capacity providers by over 1,400. Compared to the 2004 third quarter, revenue generated through other third party truck capacity providers (truck brokerage) increased 58 percent and revenue hauled by Landstar BCOs increased 7 percent. Trailing twelve-month return on average equity remained high at 52 percent and return on invested capital, net income

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divided by the sum of average equity plus average debt, was 35 percent. During the thirty-nine-week period ended September 24, 2005, we purchased 2,873,053 shares of Landstar common stock at a total cost of $95,600,000 and ended the period with $135 million in cash and short-term investments,” Gerkens said. “The Company may purchase up to an additional 2,525,227 shares of its common stock under its authorized share repurchase program.”
“The ongoing execution of our share purchase program combined with the Board of Directors’ declaration of the quarterly dividend reflects both the ability of the Landstar business model to generate free cash flow and the Board’s commitment to returning value to the Company’s stockholders.”
“I anticipate the revenue increase for the 2005 fourth quarter over the 2004 fourth quarter to be within a range of 10 to 14 percent. This estimate includes additional anticipated emergency transportation services revenue to be provided under the FAA contract within a range of $40 million to $50 million. The 2004 fourth quarter included $35.9 million of such emergency transportation services revenue. Given the current operating environment, I anticipate earnings for the 2005 fourth quarter to be within a range of $.46 to $.51 per diluted share,” said Gerkens.
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention”, “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not

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limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2004 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers world-wide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar Global Logistics, Inc., which is comprised of Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic, multimodal (over-the-road, air, ocean and rail) transportation, expedited, warehousing and contract logistics services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2005	2004	2005	2004
Revenue	$1,717,386	$1,430,212	$676,070	$526,883
Investment income	2,087	879	852	337

Costs and expenses:
Purchased transportation	1,286,016	1,066,739	502,924	392,646
Commissions to agents	135,689	113,414	53,650	42,777
Other operating costs	27,400	27,313	10,785	8,537
Insurance and claims	34,850	46,751	11,946	13,297
Selling, general and administrative	95,405	87,831	34,582	30,643
Depreciation and amortization	11,926	10,220	3,998	3,654

Total costs and expenses	1,591,286	1,352,268	617,885	491,554

Operating income	128,187	78,823	59,037	35,666
Interest and debt expense	3,194	2,213	1,205	662

Income before income taxes	124,993	76,610	57,832	35,004
Income taxes	47,997	29,304	22,207	13,390

Net income	$76,996	$47,306	$35,625	$21,614

Earnings per common share (1)	$1.30	$0.79	$0.61	$0.36

Diluted earnings per share (1)	$1.27	$0.77	$0.60	$0.35

Average number of shares outstanding:
Earnings per common share (1)	59,416,000	60,002,000	58,494,000	60,435,000

Diluted earnings per share (1)	60,730,000	61,654,000	59,709,000	61,909,000

(1)	All 2004 earnings per share amounts and average number of shares outstanding have been adjusted to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared December 9, 2004.

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2005	2004	2005	2004
External Revenue
Carrier segment	$1,197,614	$1,054,016	$414,093	$368,821
Global Logistics segment	496,769	353,794	254,181	150,507
Insurance segment	23,003	22,402	7,796	7,555

External revenue	$1,717,386	$1,430,212	$676,070	$526,883

Operating Income
Carrier segment	$113,960	$91,631	$43,027	$36,492
Global Logistics segment	33,958	14,290	24,446	8,277
Insurance segment	17,697	7,164	6,069	4,126
Other	(37,428)	(34,262)	(14,505)	(13,229)

Operating income	$128,187	$78,823	$59,037	$35,666

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 24,	December 25,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$112,000	$61,684
Short-term investments	22,617	21,942
Trade accounts receivable, less allowance of $4,618 and $4,021	339,389	338,774
Other receivables, including advances to independent contractors, less allowance of $4,438 and $4,245	12,891	13,929
Deferred income taxes and other current assets	15,615	13,503

Total current assets	502,512	449,832

Operating property, less accumulated depreciation and amortization of $67,413 and $65,315	82,281	76,834
Goodwill	31,134	31,134
Other assets	27,447	26,712

Total assets	$643,374	$584,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$24,463	$23,547
Accounts payable	174,443	120,197
Current maturities of long-term debt	9,193	8,797
Insurance claims	32,317	32,612
Other current liabilities	60,426	54,926

Total current liabilities	300,842	240,079

Long-term debt, excluding current maturities	96,259	83,293
Insurance claims	32,321	32,430
Deferred income taxes	12,511	15,871

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 and 80,000,000 shares, issued 63,757,290 and 63,154,190 shares	638	632
Additional paid-in capital	51,482	43,845
Retained earnings	371,474	295,936
Cost of 5,344,883 and 2,490,930 shares of common stock in treasury	(221,776)	(127,151)
Accumulated other comprehensive income (loss)	(182)	47
Notes receivable arising from exercises of stock options	(195)	(470)

Total shareholders’ equity	201,441	212,839

Total liabilities and shareholders’ equity	$643,374	$584,512

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2005	2004	2005	2004
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$906,581	$879,730	$307,359	$301,639
Other third party truck capacity providers	291,033	174,286	106,734	67,182

	$1,197,614	$1,054,016	$414,093	$368,821

Revenue per revenue mile	$1.85	$1.76	$1.92	$1.78

Revenue per load	$1,484	$1,351	$1,545	$1,424

Average length of haul (miles)	803	766	806	798

Number of loads	807,000	780,000	268,000	259,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$91,508	$72,066	$56,173	$38,178
Other third party truck capacity providers	285,369	201,882	130,704	83,104
Rail, Air, Ocean and Bus Carriers (3)	119,892	79,846	67,304	29,225

	$496,769	$353,794	$254,181	$150,507

Revenue per load (4)	$1,489	$1,399	$1,498	$1,443

Number of loads (4)	241,000	233,000	83,000	85,000

	As of	As of
	September 24,	September 25,
	2005	2004
Capacity
Business Capacity Owners (1) (5)	7,846	7,758

Other third party truck capacity providers:
Approved and active (6)	13,328	10,324
Approved	8,178	6,870

	21,506	17,194

Total available truck capacity providers	29,352	24,952

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2005 thirty nine and thirteen week periods was $24,471,000 of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load excludes the effect of revenue derived from emergency transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 8,581 and 8,644, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.